                                                             EXHIBIT 23.1

                     CONSENT OF INDEPENDENT AUDITORS

The Board of Directors of 3Dshopping.com:

We hereby consent to the incorporation by reference of our report dated August
29, 2000, except Note 11 as to which the date is September 12, 2000 and Note 19 as to which the date is September 21, 2000, accompanying the financial statements included in the Annual Report of 3Dshopping.com on Form 10-K for the
year ended June 30, 2000 in the Registration Statements of 3Dshopping.com on
Form S-8 (Registration Nos.: 333-85873; 333-40828; 333-40830).

/s/ FRIEDMAN, MINSK, COLE & FASTOVSKY
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Friedman, Minsk, Cole & Fastovsky
October 27, 2000